EXHIBIT 99.1

Intelligent Systems Schedules FY 2010 Earnings Release and Conference Call

Company Also Confirms Policy Not to Comment on Unusual Market Activity

NORCROSS, Ga., March 16, 2011 (GLOBE NEWSWIRE) -- Intelligent Systems Corporation (NYSE Amex:INS) intends to hold an investor conference call on Tuesday, March 22 at 11 A.M. Eastern Daylight Time in conjunction with the Company's 2010 earnings release. The Company plans to issue a press release with the financial results of the three and twelve month periods ended December 31, 2010 before the market opens on March 22, 2011.

Interested investors are invited to attend the conference call by dialing (877) 253-0369 and entering conference ID code 52498521. A transcript of the call will be posted on the Company's website at www.intelsys.com as soon as available after the call.

In view of the unusual market activity on March 14 and 15 in the common stock of Intelligent Systems (NYSE Amex:INS), the NYSE has contacted the Company in accordance with its usual practice. Intelligent Systems confirms that it is the company policy not to comment on unusual market activity.

About Intelligent Systems Corporation:

For over thirty years, Intelligent Systems Corporation has identified, created, operated and grown early stage technology companies. The Company has operations and investments in the information technology and industrial products industries. The Company's principal majority-owned subsidiaries are CoreCard Software, Inc. (www.corecard.com), a provider of software and services for prepaid and credit card processing, and ChemFree Corporation (www.chemfree.com), a leader in bioremediating parts washer equipment and supplies. Further information is available on the Company's website at www.intelsys.com or by calling the Company at 770-381-2900.

Forward-looking Statements:

In addition to historical information, this news release may contain forward-looking statements relating to Intelligent Systems Corporation and its subsidiary and affiliated companies. These statements include all statements that are not statements of historical fact regarding the intent, belief or expectations of Intelligent Systems Corporation and its management with respect to, among other things, results of operations, product plans, and financial condition. The words "may," "will," "anticipate," "believe," "intend," "expect," "estimate," "plan," "strategy" and similar expressions are intended to identify forward-looking statements. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. All forward-looking statements are based upon information available to Intelligent Systems Corporation on the date this release was submitted. The Company does not undertake to update or revise any forward-looking statements whether as a result of new developments or otherwise, except as required by law. Among the factors that could cause actual results to differ materially from those indicated by such forward-looking statements are instability in the financial markets, delays in product development, undetected software errors, competitive pressures, changes in customers' requirements or financial condition, market acceptance of products and services, changes in the performance, financial condition or valuation of affiliate companies, the risks associated with investments in privately-held early stage companies and further declines in general economic and financial market conditions, particularly those that cause businesses to delay or cancel purchase decisions.

CONTACT: Intelligent Systems Corporation
         Bonnie L. Herron, Vice President and Chief Financial Officer
         770-564-5504
         bherron@intelsys.com